SECOND AMENDMENT

     THIS SECOND AMENDMENT (the “Second Amendment”) is made and entered into as of July 6, 2009 by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company (“Landlord”) and COMBINATORX, INCORPORATED, a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated October 18, 2005, which lease has been previously amended by instruments dated March 9, 2006 (the “First Amendment”) and June 5, 2006 (the “Commencement Letter”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 63,329 rentable square feet (the “Original Premises”) comprised of (i) 18,035 rentable square feet of office space known as Suite No. 1600 on the 16th floor (the “Office Space”) of the office tower building located at 245 First Street, Cambridge, Massachusetts, commonly known as 245 First Street (the “Office Building”), (ii) 22,095 rentable square feet of lab space known as Suite No. 400 on the 4th floor (the “4th Floor Lab Space”) of the mid-rise building located at 245 First Street, Cambridge, Massachusetts, commonly known as Cambridge Science Center (the “Science Building”), and (iii) 23,199 rentable square feet of lab space known as Suite No. 300 on the 3rd floor (the “3rd Floor Lab Space”) of the Science Building, all as more particularly described in the Lease. The Property contains the Office Building and the Science Building, which are sometimes jointly or severally referred to herein as the “Building”.

B.	Tenant desires to surrender a portion of the Original Premises to Landlord containing approximately 40,130 comprised of (i) 18,035 rentable square feet of office space known as Suite No.1600 on the 16th floor of the Office Building as shown on Exhibit A to the Lease (“Reduction Space 1”) and (ii) 22,095 rentable square feet of lab space known as Suite No. 400 on the 4th floor of Science Building as shown on Exhibit A to the Lease (“Reduction Space 2”) and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the following terms and conditions.

     NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Reduction Space 1.

	1.01.	Reduction Space 1 Effective Date.

		A.	Landlord and Tenant acknowledge that Tenant has vacated Reduction Space 1 in accordance with the terms of the Lease on or prior to June 15, 2009, which is the date immediately preceding the Reduction Space 1 Effective Date (defined in Section 1.01.B. below) and Tenant shall fully comply with all obligations under the Lease respecting Reduction Space 1 up to the Reduction Space 1 Effective Date, including those provisions relating to the condition of Reduction Space 1 and removal of Tenant’s

Property therefrom (other than the Suite 1600 Personal Property, as herein defined) and except as otherwise expressly provided in this Second Amendment. Notwithstanding the foregoing, Landlord agrees that Tenant shall have no obligation to remove any of the Initial Office Alterations, Required Removables, Cable or any other alterations, additions, improvements, wires or cabling in Reduction Space 1. As consideration for Landlord’s agreement to reduce the size of the Original Premises, Tenant shall execute and deliver to Landlord a Bill of Sale in the form attached hereto as Exhibit A (“Suite 1600 Bill of Sale”) to transfer, sell and convey to Landlord the personal property owned by Tenant and described in the Suite 1600 Bill of Sale (the “Suite 1600 Personal Property”), and, following delivery of the Suite 1600 Bill of Sale to Landlord and satisfaction and/or waiver of the contingency set forth in Section 1.01D below, Tenant agrees that Landlord may retain or dispose of the Suite 1600 Personal Property in whatever manner Landlord deems appropriate. Tenant hereby represents and warrants to Landlord that Tenant is the absolute owner of the Suite 1600 Personal Property, the Suite 1600 Personal Property is free and clear of all liens, charges and encumbrances, and Tenant has full right, power and authority to sell and otherwise transfer the Suite 1600 Personal Property described in the Suite 1600 Bill of Sale. Tenant hereby agrees to indemnify and hold Landlord and Landlord Related Parties harmless from and against any costs, claims, damages or liability (including, without limitation, reasonable attorneys fees) arising as a result of a breach of the foregoing representations in this Section 1.01.A. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant has satisfied the conditions of the Lease regarding the surrender and vacation of Reduction Space 1.

	B.	Effective as of June 16, 2009 (the “Reduction Space 1 Effective Date”), the Premises is decreased by 18,035 rentable square feet on the 16th floor of the Office Building by the elimination of Reduction Space 1. As of the Reduction Space 1 Effective Date, Reduction Space 1 shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to Reduction Space 1, and the “Premises”, as defined in the Lease, shall be deemed to mean the Original Premises, less Reduction Space 1; provided, if Tenant shall violate any provision hereof or if Tenant’s representations herein shall be false or materially misleading, Landlord shall have the right to declare this Second Amendment null and void and to reinstate the Lease with respect to Reduction Space 1 in addition to, and not in lieu of, any other rights or remedies available to Landlord.

	C.	If Tenant shall holdover in Reduction Space 1 beyond the day immediately preceding the Reduction Space 1 Effective Date, the terms of Section 22 of the Lease shall apply to Reduction Space 1.

1.02.	Base Rent/Office Base Rent. Effective as of the Reduction Space 1 Effective Date, the schedule of Base Rent payable with respect to the Office Space is as provided below:

Period	Annual Rate Per	Monthly Base Rent for
	Square Foot	Office Space

Reduction Space 1	$30.00	$45,087.50
Effective Date – 9/30/09

and Tenant shall continue to pay Base Rent for 3rd Floor Lab Space and the 4th Floor Lab Space as provided in the Original Lease subject to Section 2 below.

	1.03.	Additional Consideration. As additional consideration for the reduction of the Premises by Reduction Space 1, Tenant agrees to pay Landlord $500,000.00 (the “Reduction Space 1 Reduction Fee”) on or before October 1, 2009.

Failure to pay the Reduction Space 1 Reduction Fee as herein provided shall be deemed a default under the Lease.

	1.04.	Tenant’s Pro Rata Share. Commencing on October 1, 2009, Tenant’s Pro Rata Share for the Office Building is decreased from 12.1405% to 0% and Tenant’s Pro Rata Share for the Buildings is decreased by 6.4627% from 22.6934% to 16.2307%. Notwithstanding anything in this Second Amendment to the contrary, Tenant shall remain liable for all year-end adjustments with respect to Tenant’s Pro Rata Share of Office Expenses and Office Taxes applicable to Reduction Space 1 for that portion of the calendar year or fiscal year, as applicable, preceding October 1, 2009. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified in this Second Amendment.

	1.05.	Parking. Effective as of Reduction Space 1 Effective Date, Section 2 (Parking) of Exhibit E of the Lease shall be amended to reflect that 22 unreserved parking spaces leased to Tenant will be deemed returned to Landlord effective as of Reduction Space 1 Effective Date, and shall no longer be available to Tenant.

The use of the remaining Spaces shall be subject to the terms of Section 2 of Exhibit E of the Lease.

	1.06.	Demise. Notwithstanding any contrary provision in this Second Amendment, prior to the Reduction Space 1 Effective Date, Tenant shall make such alterations and improvements as are necessary to separately demise the systems (and related meters, if any) currently serving the Reduction Space 1 in common with other portions of the Premises, from the remaining portions of the Premises, such that they will serve only the Premises as it is then constituted under the Lease after the termination of Reduction Space 1 in compliance with the Lease.

2.	Reduction Space 2.

	2.01.	Reduction Space 2 Effective Date.

		A.	Tenant shall vacate Reduction Space 2 in accordance with the terms of the Lease on or prior to the date that is the later of (i) the date that is 60 days after the date that the contingency under Section 2.02.D has been satisfied and/or waived and (ii) August 31, 2009, which date shall be the date immediately preceding the “Reduction Space 2 Effective Date” and

Tenant shall fully comply with all obligations under the Lease respecting Reduction Space 2 up to the Reduction Space 2 Effective Date, including those provisions relating to the condition of Reduction Space 2 and removal of Tenant’s Property therefrom (other than the Suite 400 Personal Property, as herein defined) and except as otherwise provided in this Second Amendment. Notwithstanding the foregoing but except as required by Section 2.06 below, Landlord agrees that Tenant shall have no obligation to remove any of the Initial Lab Alterations, Required Removables, Cable or any other alterations, additions, improvements, wires or cabling in Reduction Space 2. As consideration for Landlord’s agreement to reduce the size of the Original Premises, Tenant shall execute and deliver to Landlord a Bill of Sale in the form attached hereto as Exhibit B (“Suite 400 Bill of Sale”) to transfer, sell and convey to Landlord the personal property owned by Tenant and described in the Suite 400 Bill of Sale (the “Suite 400 Personal Property”), and, following delivery of the Suite 400 Bill of Sale to Landlord and satisfaction and/or waiver of the contingency set forth in Section 2.01(D) below, Tenant agrees that Landlord may retain or dispose of the Suite 400 Personal Property in whatever manner Landlord deems appropriate. Tenant hereby represents and warrants to Landlord that Tenant is the absolute owner of the Suite 400 Personal Property, the Suite 400 Personal Property is free and clear of all liens, charges and encumbrances, and Tenant has full right, power and authority to sell and otherwise transfer the Suite 400 Personal Property described in the Suite 400 Bill of Sale. Tenant hereby agrees to indemnify and hold Landlord and Landlord Related Parties harmless from and against any costs, claims, damages or liability (including, without limitation, reasonable attorneys fees) arising as a result of a breach of the foregoing representations in this Section 2.01.A. Tenant shall, prior to the Reduction Space 2 Effective Date, cause to be performed by a qualified environmental consultant approved by Landlord an inspection of Reduction Space 2 (including visual inspection, geiger counter evaluation, airborne and surface monitoring) to confirm that Reduction Space 2 is free of biological, chemical and radioactive hazards. Tenant shall deliver a copy of the inspection report (“Inspection Report”) to Landlord. If the Inspection Report is not reasonably satisfactory to Landlord, Landlord shall so notify Tenant, indicating the nature of Landlord’s dissatisfaction. Tenant shall be responsible for abating or, at Landlord’s election, paying the cost of abating any conditions(s) indicated by Landlord.

B.	Effective as of Reduction Space 2 Effective Date, the Premises is decreased from 22,095 rentable square feet on the 4th floor of the Science Building by the elimination of Reduction Space 2. As of the Reduction Space 2 Effective Date, Reduction Space 2 shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to Reduction Space 2, and the “Premises”, as defined in the Lease, shall be deemed to mean the Premises as it is then constituted under the Lease, less Reduction Space 2; provided, if Tenant shall violate any provision hereof or if Tenant’s representations herein shall be false or materially misleading, Landlord shall have the right to declare this Second Amendment null and void and to reinstate the Lease with respect to

Reduction Space 2 in addition to, and not in lieu of, any other rights or remedies available to Landlord.

	C.	If Tenant shall holdover in Reduction Space 2 beyond the day immediately preceding the Reduction Space 2 Effective Date, the terms of Section 22 of the Lease shall apply to Reduction Space 2.

	D.	Notwithstanding anything in this Section 2.01 to the contrary, Section 2 of this Second Amendment is specifically contingent upon Landlord, on or before 30 days after the date of this Second Amendment (the “Reduction Space 2 Contingency Date”) entering into a new lease, lease amendment or other written agreement (“New Agreement”) with another tenant or third party (“New Tenant”) to lease Reduction Space 2.

Landlord is currently negotiating the terms of the New Agreement with the New Tenant. Landlord shall notify Tenant within 3 business days after the full execution of the New Agreement by New Tenant. If the New Agreement has not been fully executed on or before the Reduction Space 2 Contingency Date, then Landlord may terminate this Section 2 by notifying Tenant (“Reduction Space 2 Termination Notice”) on or before the earlier of (i) 5 business days after the Reduction Space 2 Contingency Date and (ii) execution of the New Agreement by New Tenant. Landlord’s failure to provide a Reduction Space 2 Termination Notice within the time periods provided above shall render Landlord’s termination right as provided in this Section 2.01D null and void, and the contingency described in this Section 2.01(D) shall be deemed waived. Time is of the essence with respect to the time periods provided herein. In the event that the contingency is not satisfied or waived by Landlord, if Tenant has paid the Reduction Space 2 Reduction Fee to Landlord (as described in Section 2.03 of this Second Amendment), Landlord shall return the Reduction Space 2 Reduction Fee to Tenant within 14 days after the Reduction Space 2 Contingency Date and this Section 2 shall be null and void and of no force or effect, and the Lease and this Second Amendment otherwise shall continue in full force and effect.

2.02.	Base Rent/Lab Base Rent. Effective as of September 1, 2009, the schedule of Lab Base Rent payable with respect to the Premises for the balance of the Term and Extended Term is the following:

Period	Annual Rate	Monthly LAB
	Per Square	Base Rent
	Foot

9/1/09 – 11/30/11	$48.00	$92,796.00

12/01/11 – 11/30/16	$53.00	$102,462.25

12/01/16 – 01/31/17	$53.00	$102,462.25

2.03.	Additional Consideration. As additional consideration for the reduction of the Premises by Reduction Space 2, Tenant agrees to pay Landlord $1,000,000.00 (the “Reduction Space 2 Reduction Fee”). Tenant agrees to pay Landlord $500,000.00 of the Reduction Space 2 Reduction Fee on or before January 1, 2010, and the remaining $500,000.00 of the Reduction Space 2 Reduction Fee on or before July 1, 2010. Failure to pay the Reduction Space 2 Reduction Fee as herein provided shall be deemed a default under the Lease.

	2.04.	Tenant’s Pro Rata Share. Commencing on Reduction Space 2 Effective Date, Tenant’s Pro Rata Share for the Science Building is decreased from 34.7049% to 17.7754% and Tenant’s Pro Rata Share for the Buildings is decreased by 7.9175% from 16.2308% to 8.3133%. Notwithstanding anything in this Second Amendment to the contrary, Tenant shall remain liable for all year-end adjustments with respect to Tenant’s Pro Rata Share of Lab Expenses and Lab Taxes applicable to Reduction Space 2 for that portion of the calendar year or fiscal year, as applicable, preceding the Reduction Space 2 Effective Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified in this Second Amendment.

	2.05.	Parking. Effective as of Reduction Space 2 Effective Date, Section 2 (Parking) of Exhibit E of the Lease shall be amended to reflect that 26 unreserved parking spaces leased to Tenant will be deemed returned to Landlord effective as of Reduction Space 2 Effective Date, and shall no longer be available to Tenant.

The use of the remaining Spaces shall be subject to the terms of Section 2 of Exhibit E of the Lease.

	2.06.	Demise. Notwithstanding any contrary provision in the Lease or this Second Amendment, prior to the Reduction Space 2 Effective Date, Tenant shall (i) make such alterations and improvements as are necessary to separately demise the systems (and related meters, if any) currently serving the Reduction Space 2 in common with other portions of the Premises, from the remaining portions of the Premises, such that they will serve only the Premises as it is then constituted under the Lease after the termination of the Reduction Space 2; (ii) remove the internal stairway connecting the 4th Floor Lab Space and the 3rd Floor Lab Space and cap the ceiling of the 3rd Floor Space in compliance with the Lease and applicable law; and (iii) Tenant shall be obligated to do all things necessary to decommission Reduction Space 2 as lab space and shall provide Tenant with the Inspection Report with respect to Reduction Space 2.

3.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Second Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

	3.01.	Landlord Notice Addresses. Effective as of date of this Second Amendment, Section 1.12 (Notice Addresses) of the Lease is hereby amended to reflect that notices to Landlord shall be addressed as follows:

Landlord:	With copies to:

MA-Riverview/245 First Street, L.L.C.	Equity Office
c/o Equity Office	Two North Riverside Plaza
125 Summer Street, 17th Floor	Suite 2100
Boston, Massachusetts 02110	Chicago, Illinois 60606
Attention: Property Manager	Attn: General Counsel

and

Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 Attn: Audrey E. Selin, Esq.

Rent shall be made payable to an entity, and sent to the address or addresses, Landlord designates in writing to Tenant and shall be made by good and sufficient check payable in United States of America currency, by federal wire transfer of immediately available funds to an account designated by Landlord or by other means acceptable to Tenant and Landlord.

3.02.	Unrelated Business Income. The following is added as Section 26.10 of the Lease:

“Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any reasonable amendment proposed by Landlord to avoid such income, so long as the amendment does not increase the amount that would otherwise be payable by Tenant under this Lease or require Tenant to accept fewer services from Landlord than this Lease provides. Landlord shall reimburse Tenant for reasonable legal fees incurred by Tenant to review such amendment, which reimbursement not to exceed $1,500.00.”

3.03.	Parking. Effective as of date of this Second Amendment, Section 2.02 of Exhibit E of the Lease, as amended by Section 11.01.B. of the First Amendment, is further amended by deleting (i) the amount “210.00” and replacing it with the amount “$260.00, and (ii) the amount “260.00” and replacing the amount with “$290.00”.

3.04.	Deleted Provisions. Section 11.02 (Right of First Offer) of First Amendment and Section 5 (Right of First Offer) of Exhibit E of the Lease are hereby deleted in their entirety and are of no further force and effect.

3.05.	Roof Signs. Effective as of the date of this Second Amendment, Section 11.03 (Signage) of First Amendment is hereby amended by deleting any references to the Roof Signs. If Tenant has installed such Roof Signs then effective as of the date of this Second Amendment Tenant shall remove such Roof Signs in accordance with the terms of the Lease.

3.06.	Storage and Facility Space. Effective as of the date of this Second Amendment, the definition of “Premises” shall be amended to clarify that “Tenant’s proportionate share of the Ph Treatment Room on the first floor of the Science Building and Tenant’s proportionate share of the 3A Annex Space in the Science Building” means and includes Rooms 3300, 3103 and 3104 located in the annex of the third floor of the Building and the space currently made available to Tenant in the water treatment facility located on the first floor of the Building (the “Current Storage and Facility Space”). The Current Storage and Facility Space shall remain the same throughout the Term and shall be unaffected by the termination of Reduction Space 1 and/or the Reduction Space 2.

4.	Letter of Credit. The parties agree that Landlord is currently holding a Letter of Credit in the amount of $4,000,000.00. The parties agree that the Lease shall be amended with respect to the Letter of Credit as follows:

	4.01.	Effective as of the date of this Second Amendment, Section 6 (Letter of Credit) of the First Amendment shall be deleted in its entirety.

	4.02.	Effective as of the date of this Second Amendment, Section 1.01 (General Provisions) of Exhibit E (Additional Provisions) to the Lease is hereby amended as follows: (i) the words “in the face amount of $2,500,000.00 (the “Letter of Credit Amount”)” shall be deleted in their entirety and replaced with the following words “in the face amount of $4,000,000.00 (the “Letter of Credit Amount”)” and (ii) the number “120” in the 13th line is hereby deleted and replaced with “60”.

	4.03.	Effective as of the date of this Second Amendment, Section 1.06 (Reduction of Letter of Credit Amount) of Exhibit E (Additional Provisions) to the Lease is hereby amended as follows: the words “then Tenant may reduce the Letter of Credit Amount as follows: (i) $2,000,000.00 effective as of the third anniversary of the Lab Space Commencement Date; (ii) $1,625,000.00 effective as of the fourth anniversary of the Lab Space Commencement Date; (iii) $1,250,000.00 effective as of the fifth anniversary of the Lab Space Commencement Date;

(iv) $875,000.00 effective as of the sixth anniversary of the Lab Space

Commencement Date; and (v) $500,000.00 effective as of the seventh anniversary of the Lab Space Commencement Date.” shall be deleted in their entirety and replaced with the following words:

“then Tenant may reduce the Letter of Credit Amount to the following amounts:

(i) $2,500,000.00 effective as of December 1, 2009; (ii) $1,800,000.00 effective as of December 1, 2010; (iii) $1,200,000.00 effective as of December 1, 2011; and (iv) $800,000.00 effective as of December 1, 2012.”

	4.04.	Tenant shall maintain and keep in effect during the remainder of the Extended Term the Letter of Credit that Tenant provided in connection with the execution of the Lease. If at any time during the Term (as the same may be extended) Landlord reasonably determines that the financial condition of the issuing bank is such that Landlord’s ability to draw upon the Letter of Credit is, or in the future may be, impaired, restricted, refused or otherwise affected, then Tenant shall, within 10 business days of Landlord’s written request to Tenant, obtain a renewal or replacement Letter of Credit in form acceptable to Landlord in substitution of the then current Letter of Credit from an issuing bank acceptable to Landlord in Landlord’s reasonable discretion. S

5.	Contingency. If Section 2 is deemed null and void pursuant to Section 2.01.D. with respect to Reduction Space 2, then all Sections of the Second Amendment other than Section 1, Sections 3.01, 3.02, 3.03 and 3.06, Section 4.04, Section 5, and the first

8

sentence of Section 7 shall be null and void and of no force or effect, and the Lease shall continue in full force and effect as if the voided sections of this Second Amendment had not been a part of this Second Amendment.

6.	Representations. Each party represents to the other that it has full power and authority to execute this Second Amendment and that no consent or approval of any third party is required to enter into this Second Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in Reduction Space 1 and Reduction Space 2 other than those explicitly recited herein and further represents that it has no knowledge of any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of Reduction Space 1 and Reduction Space 2, and Tenant agrees to indemnify and hold harmless Landlord and the Landlord Related Parties from all liabilities, expenses, losses, claims, demands, judgments, damages or costs, including without limitation, reasonable attorneys’ fees, arising from (i) any breach of any of the foregoing representations or (ii) to the extent Tenant would be obligated to so indemnify and hold Landlord and/or any of the Landlord Related Parties harmless under the terms of the Lease, any claim, demand, obligation, liability, action or cause of action by any other party hereafter made respecting, relating to or arising out of Reduction Space 1 and/or Reduction Space 2.

Tenant acknowledges that Landlord will be relying on this Second Amendment in entering into leases for Reduction Space 1 and Reduction Space 2 with other parties.

7.	Miscellaneous.

	7.01.	The Lease as amended by this Second Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Second Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. This Second Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Lease, unless specifically set forth in this Second Amendment. Except as required by Law or the Securities Exchange Commission rules and regulations, Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Second Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity (other than to Tenant’s agents and other parties acting on behalf of Tenant without obtaining the express written consent of Landlord.

	7.02.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

	7.03.	In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

	7.04.	Submission of this Second Amendment either party is not an offer to enter into this Second Amendment but rather is a solicitation for such an offer. Neither

Landlord nor Tenant shall not be bound by this Second Amendment until both Landlord and Tenant have executed and delivered the same to the other. Tenant agrees that its execution of this Second Amendment constitutes a firm offer to enter the same, which may not be withdrawn for a period of 5 business days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

7.05.	The capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.

7.06.	Tenant hereby represents to Landlord that Tenant has dealt with no broker, agent or finder in connection with this Second Amendment, other than the Tenant’s broker, Richards, Barry, Joyce and Partners (“Tenant’s Broker”).

Tenant agrees to indemnify and hold Landlord, its members, managers, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Second Amendment including Tenant’s Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker, agent or finder in connection with this Second Amendment other than Tenant’s Broker. Landlord agrees to indemnify and hold Tenant, its members, managers, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Second Amendment.

7.07.	Intentionally omitted.

7.08.	This Second Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Second Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this Second Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.

7.09.	NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECOND AMENDMENT OR THE LEASE, THE LIABILITY OF LANDLORD

(AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR

ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

[SIGNATURE ARE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment under seal in two or more counterparts as of the day and year first above written.

LANDLORD:
MA-RIVERVIEW/245 FIRST STREET,	L.L.C.,	A
Delaware limited liability company
By: Illegible
Name:
Title:
Date: August 3, 2009

TENANT:
COMBINATORX, INCORPORATED,		a	Delaware
corporation
By:	/s/ Robert Forrester
Name:	Robert Forrester
Title:	Interim President and CEO
Date: July 6, 2009

EXHIBIT A

FORM OF SUITE 1600 BILL OF SALE

This Exhibit is attached to and made a part of the Second Amendment by and between

MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company

(“Landlord”) and COMBINATORX, INCORPORATED, a Delaware corporation (“Tenant”) for space in the Building located at 245 First Street, Cambridge, Massachusetts 02142.

SUITE 1600 BILL OF SALE

     Seller, COMBINATORX, INCORPORATED, a Delaware corporation, having its principal place of business at 245 First Street, Suite 300, Cambridge, Massachusetts 02142, in consideration of $1.00 and other valuable consideration, receipt and sufficiency whereof is hereby acknowledged, does hereby sell, assign, transfer and set over to Buyer, MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company, the personal property described on Schedule 1 attached hereto (collectively, the “Suite 1600 Personal Property”) located in, or otherwise servicing, Suite No. 1600 located on the 16th floor of the building commonly known as 245 First Street located at 245 First Street, Cambridge, Massachusetts 02142.

     Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said Suite 1600 Personal Property, that said Suite 1600 Personal Property is free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell said Suite 1600 Personal Property and to make this bill of sale. ALL WARRANTIES OF QUALITY, CONDITION, FITNESS OF USE, AND MERCHANTABILITY ARE HEREBY EXCLUDED AND BUYER ACCEPTS THE SUITE 1600 PERSONAL PROPERTY IN ITS “AS IS” / “WHERE IS” CONDITION.

     If this bill of sale is signed by more than one person, all persons so signing shall be jointly and severally bound hereby.

IN WITNESS WHEREOF, Seller has caused this bill of sale to be signed and sealed in

its name by its officers thereunto duly authorized this		day of	, 2009.
SELLER:
COMBINATORX,	INCORPORATED, a Delaware
corporation
By:
Name:
Title:

Commonwealth of Massachusetts
Middlesex, ss.
On this	day of	, 2009,	before me, the undersigned notary
public, personally appeared		, the	of

CombinatoRx, Incorporated, proved to me through satisfactory evidence of identification, which

was	, to be the person whose name is signed on the preceding or attached
document, and acknowledged to me that he signed it, as	of
CombinatoRx, Incorporated, voluntarily for its stated purpose.

Notary Public
___________________________

My commission expires
___________________

SCHEDULE 1

LIST OF SUITE 1600 PERSONAL PROPERTY

ITEM DESCRIPTION	QUANTITY

3 drawer all wood filing cabinet	8

3 drawer wood top metal filing cabinet	9

5 drawer metal filing cabinet	8

2 drawer metal filing cabinet	12

2 drawer wood top metal filing cabinet	3

2 drawer wood front/top filing cabinet	7

wooden front PED	36

guest chairs (wooden and plastic arms)	113

conference room tables	5

small metal bookcase	19

large metal bookcase	13

cafeteria tables	10

cafeteria chairs	80

bar stools	11

round wooden office tables	4

dishwasher	1

small dairy refrigerator	2

toaster oven	1

cubicles	30

window cubicles	7

offices	27

shared offices	4

hoteling space (3+ seats)	1

video conferencing equipment	1

IT rack	1

projectors and screens	5

EXHIBIT B

FORM OF SUITE 400 BILL OF SALE

This Exhibit is attached to and made a part of the Second Amendment by and between

MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company

(“Landlord”) and COMBINATORX, INCORPORATED, a Delaware corporation (“Tenant”) for space in the Building located at 245 First Street, Cambridge, Massachusetts 02142.

SUITE 400 BILL OF SALE

     Seller, COMBINATORX, INCORPORATED, a Delaware corporation, having its principal place of business at 245 First Street, Suite 300, Cambridge, Massachusetts 02142, in consideration of $1.00 and other valuable consideration, receipt and sufficiency whereof is hereby acknowledged, does hereby sell, assign, transfer and set over to Buyer, MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company, the personal property described on Schedule 1 attached hereto (collectively, the “Suite 400 Personal Property”) located in, or otherwise servicing, Suite No. 400 located on the 4th floor of the building commonly known as 245 First Street located at 245 First Street, Cambridge, Massachusetts 02142.

     Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said Suite 400 Personal Property, that said Suite 400 Personal Property is free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell said Suite 400 Personal Property and to make this bill of sale. ALL WARRANTIES OF QUALITY, CONDITION, FITNESS OF USE, AND MERCHANTABILITY ARE HEREBY EXCLUDED AND BUYER ACCEPTS THE SUITE 400 PERSONAL PROPERTY IN ITS “AS IS” / “WHERE IS” CONDITION.

     If this bill of sale is signed by more than one person, all persons so signing shall be jointly and severally bound hereby.

     IN WITNESS WHEREOF, Seller has caused this bill of sale to be signed and sealed in its name by its officers thereunto duly authorized this day of , 2009.

SELLER:

COMBINATORX, INCORPORATED, a Delaware corporation

By:
_____________________________________
Name:
__________________________________
Title:
____________________________________

Commonwealth of Massachusetts
Middlesex, ss.
On this	day of	, 2009,	before me, the undersigned notary
public, personally appeared		, the	of

CombinatoRx, Incorporated, proved to me through satisfactory evidence of identification, which

was	, to be the person whose name is signed on the preceding or attached
document, and acknowledged to me that he signed it, as	of
CombinatoRx, Incorporated, voluntarily for its stated purpose.

Notary Public
___________________________

My commission expires
___________________

SCHEDULE 1

LIST OF SUITE 400 PERSONAL PROPERTY

ITEM DESCRIPTION	QUANTITY

3 drawer wood top metal filing cabinet	4

5 drawer metal filing cabinet	1

2 drawer metal filing cabinet	1

2 drawer wood top metal filing cabinet	5

guest chairs (wooden and plastic arms)	36

conference room tables	1

large metal bookcase	2

round wooden office tables	1

small dairy refrigerator	3

cubicles	12

offices	4

shared offices	6

carrels	18

projectors and screens	1

Metal pedestal small mobile files cabinets	18

Animal storage racks	9

cold room	1

cage washer	1

autoclave	2

necropsy table	1

duplex work bench (stay clean) ventilated	1

fume hood	4

cable trays in server room	all

glass wash machine	1